Exhibit 99.1

Pre-quarterly Results Communication
www.shire.com

April 15, 2014 – Shire (LSE: SHP, NASDAQ: SHPG) provides information in respect of certain factors that should be considered when updating models ahead of Shire’s Q1 2014 results.

Foreign Exchange

Average exchange rates for Q1 2014 were $1.66:£1.00, $1.37:€1.00 and $1.12:CHF1. Foreign exchange is not expected to have a material effect on revenues in Shire’s Q1 2014 results.

Quarter average rate	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Q1 2014
USD:£1	1.58	1.53	1.53	1.62	1.66
USD:€1	1.33	1.30	1.32	1.36	1.37
USD:CHF1	1.09	1.06	1.07	1.10	1.12

FX impact on Revenue	0%	-1%	0%	0%	-1%

YTD average rate	Q1 2013	HY 2013	9m 2013	FY 2013	Q1 2014
USD:£1	1.58	1.55	1.55	1.56	1.66
USD:€1	1.33	1.31	1.31	1.33	1.37
USD:CHF1	1.09	1.07	1.07	1.08	1.12

FX impact on Revenue	0%	0%	0%	0%	-1%

FX Ready Reckoner

Currency	Impact on 2014 Full Year Guidance Non GAAP EPS
Pound Sterling	10 cents movement in average exchange rate for full year impacts EPS by approximately +/- 0%
Euro	10 cents movement in average exchange rate for full year impacts EPS by approximately +/- 2%
Swiss Franc	10 cents movement in average exchange rate for full year impacts EPS by approximately +/- 0%

Details of our outlook including full year Non GAAP EPS for 2014 and the calculation of Non GAAP EPS are set out in our full Year 2013 results presentation and press release which can be found at:

http://www.shire.com/shireplc/en/investors/presentations

Number of Shares

The basic weighted number of shares (WANS) in issue during Q1 2014 was 584.3m (Q1 2013: 551.5m).

As of December 31, 2013 the aggregate principal amount of our $1,099,050,000 Convertible Bonds due 2014 (“Bonds”) had been voluntarily converted by bond holders into 33,806,464 fully paid Ordinary Shares. The remaining outstanding Bonds in an aggregate principal amount of $950,000 were redeemed on December 27, 2013. In Q1 2014 no bonds which were convertible into Shire ordinary shares remained outstanding, and therefore no additional shares related to the convertible bonds will be included in diluted WANS in Q1 2014.

in millions	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Q1 2014 estimated
Basic WANS (1)	551.5	549.6	548.4	558.0	584.3
Share based employee awards	3.8	2.6	3.5	4.9	4-6m
Convertible Bonds	33.6	33.8	33.8	27.7	0
Diluted WANS	588.9	586.0	585.7	590.6

Note: YTD Diluted WANS	588.9	587.5	587.5	590.3

(1)	Excludes shares purchased by the Employee Benefit Trust and under the share buy-back program, presented by Shire as treasury stock.

The 2013 numbers in table above have been recast to exclude the DERMAGRAFT business as discontinued operations.

Discontinued Operations

On January 17, 2014 Shire announced that it had sold its DERMAGRAFT® 1 business, comprising the key operating assets relating to the development, manufacture and sale of the DERMAGRAFT product, to Organogenesis Inc. (“Organogenesis”).  On February 4, 2014 Shire released historical income statements for 2012 and the nine months ended September 30, 2013, recast to show the impact of DERMAGRAFT operations as discontinued, which can be found at:

http://www.shire.com/shireplc/uploads/press/HistoricalincomestatementsrecastforDERMAGRAFTdiscontinuedoperationsRelease04Feb2014.pdf

On February 13, 2014 Shire released Full Year 2013 results which reclassified the DERMAGRAFT business as “discontinued operations” for the years ended December 31, 2013 and 2012 and Q4 2013 and 2012, excluding the impact of the DERMAGRAFT business from continuing operations. These results can be found at:

http://www.shire.com/shireplc/en/investors/presentations

Acquisition of ViroPharma Incorporated (“ViroPharma”)

On January 24, 2014, Shire completed the acquisition of all of the outstanding shares of ViroPharma. Shire’s Q1 2014 results will include the results of ViroPharma from January 24, 2014.

Total consideration, including amounts payable in respect of stock options and warrants over ViroPharma’s common stock, was approximately $4.0 billion.

1 DERMAGRAFT® is a trade mark of Organogenesis.

Disposal of CALCICHEW®

From January 1, 2014 Shire has not recorded product sales for CALCICHEW (Q1 2013 product sales $7 million, full year 2013 $34 million). In Q1 2014 Shire transferred the marketing authorisations for the CALCICHEW 2 range of products in the UK and Ireland to Takeda.

Investor news flow

Further investor news issued during Q1 2014 can be found at:

http://www.shire.com/shireplc/en/investors/investorsnews/irshirenews

FORWARD - LOOKING STATEMENTS - "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included in this release that are not historical facts are forward-looking statements. Forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, that:

•	Shire’s products may not be a commercial success;

•	revenues from ADDERALL XR are subject to generic erosion and revenues from INTUNIV will become subject to generic competition starting in December 2014;

•
the failure to obtain and maintain reimbursement, or an adequate level of reimbursement, by third-party payors in a timely manner for Shire's products may impact future revenues, financial condition and results of operations;

•
Shire conducts its own manufacturing operations for certain of its Rare Diseases products and is reliant on third party contractors to manufacture other products and to provide goods and services. Some of Shire’s products or ingredients are only available from a single approved source for manufacture. Any disruption to the supply chain for any of Shire’s products may result in Shire being unable to continue marketing or developing a product or may result in Shire being unable to do so on a commercially viable basis for some period of time.

•
the development, approval and manufacturing of Shire’s products is subject to extensive oversight by various regulatory agencies and regulatory approvals or interventions associated with changes to manufacturing sites, ingredients or manufacturing processes could lead to significant delays, increase in operating costs, lost product sales, an interruption of research activities or the delay of new product launches;

•
the actions of certain customers could affect Shire's ability to sell or market products profitably.  Fluctuations in buying or distribution patterns by such customers can adversely impact Shire’s revenues, financial conditions or results of operations;

•
investigations or enforcement action by regulatory authorities or law enforcement agencies relating to Shire’s activities in the highly regulated markets in which it operates may result in the distraction of senior management, significant legal costs and the payment of substantial compensation or fines;

•
adverse outcomes in legal matters and other disputes, including Shire’s ability to enforce and defend patents and other intellectual property rights required for its business, could have a material adverse effect on Shire’s revenues, financial condition or results of operations;

•
Shire faces intense competition for highly qualified personnel from other companies, academic institutions, government entities and other organizations. Shire is undergoing a corporate reorganization and the consequent uncertainty could adversely impact Shire’s ability to attract and/or retain the highly skilled personnel needed for Shire to meet its strategic objectives;

2 CALCICHEW® is a trade mark of Takeda.

•	failure to achieve Shire’s strategic objectives with respect to the acquisition of ViroPharma Incorporated may adversely affect Shire’s financial condition and results of operations;

and other risks and uncertainties detailed from time to time in Shire’s filings with the US Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.

For further information please contact:

Investor Relations
Jeff Poulton
JPoulton@shire.com
+1 781 482 0945

Eric Rojas
erojas@shire.com
+1 781 482 0999

Sarah Elton-Farr
seltonfarr@shire.com
+44 1256 894157

Notes to editors

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We provide treatments in Neuroscience, Rare Diseases, Gastrointestinal and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas.

www.shire.com